Exhibit 99.1

Contact:	Paul W. Taylor	Christopher G. Treece
	President and Chief Executive Officer	E.V.P., Chief Financial Officer and Secretary
	Guaranty Bancorp	Guaranty Bancorp
	1331 Seventeenth Street, Suite 345	1331 Seventeenth Street, Suite 345
	Denver, CO 80202	Denver, CO 80202
	303/293-5563	303/675-1194

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces 2012 First Quarter Financial Results

•                  Net income improved for the fifth consecutive quarter

•                  Net loan growth of $11.8 million, or 1.1% during the quarter

•                  Core deposit growth of $39.7 million, or 3.6% during the quarter

•                  Adversely classified assets decline for seventh consecutive quarter

•                  Net interest margin expansion of 7 basis points on a linked quarter basis to 3.93%

DENVER, April 19, 2012 — Guaranty Bancorp (Nasdaq: GBNK), a Colorado-based, community bank holding company, today reported first quarter 2012 net income of $2.9 million, or $0.03 earnings per basic and diluted common share, compared to a net income of $0.5 million for the quarter ended March 31, 2011. Earnings per basic and diluted common shares were $0.03 for the first quarter 2012 as compared to a loss per basic and diluted common share of $0.02 for the first quarter 2011. The earnings per common share calculation for the first quarter 2011 included a non-cash adjustment of approximately $1.5 million related to the regular quarterly paid-in-kind dividends on the Company’s Series A Convertible Preferred Stock.

Paul W. Taylor, Guaranty Bancorp’s President and Chief Executive Officer, stated, “We have continued our positive trend into 2012 with respect to the key operating metrics of our Company. We continued to grow income, expand margin, improve efficiency, increase loans and core deposits, improve asset quality and maintain strong capital and liquidity.”

Mr. Taylor continued, “Our commitment to the communities we serve is evidenced by $11.8 million in net loan growth. After loan pay-offs and maturities, this represents $116.6 million in new loans and additional credit on existing lines during the first quarter 2012. We are very pleased with our strong level of core deposits, which grew by 3.6%, or $39.7 million, in the first quarter with noninterest-bearing deposits representing 35% of total deposits at March 31, 2012. While our primary focus was on growth during the quarter, we also continued to reduce our level of classified assets. At March 31, 2012, our level of classified assets to capital and allowance for loan losses was 35.6%.”

The improvement in net income in the first quarter 2012 compared to the same quarter in 2011 is due to a $1.0 million reduction in provision for loan losses, due to improved asset quality, a $1.0 million reduction in noninterest expense, mostly due to lower expenses related to other real estate owned and lower FDIC assessments, and a $0.6 million increase in net interest income. These improvements were partially offset by a $0.2 million decrease in noninterest income due primarily to a decrease in net gains on sales of securities.

Key Financial Measures

Income Statement

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
	(Dollars in thousands, except per share amounts)
Net income	2,917	2,276	514
Net income (loss) to common stockholders	2,917	2,276	(972)
Earnings (loss) per common share	$0.03	$0.02	$(0.02)
Return on average assets	0.70%	0.54%	0.11%
Net interest margin	3.93%	3.86%	3.42%
Efficiency ratio	74.57%	76.31%	79.79%

Balance Sheet

	March 31, 2012	December 31, 2011	% Change	March 31, 2011	% Change
	(Dollars in thousands, except per share amounts)
Cash and cash equivalents	$105,273	$109,225	(3.6)%	$184,777	(43.0)%
Total investments	401,357	386,141	3.9%	409,126	(1.9)%
Total loans, net of unearned discount	1,109,897	1,098,140	1.1%	1,126,083	(1.4)%
Loans held for sale	—	—	0.0%	14,200	(100.0)%
Allowance for loan losses	(30,075)	(34,661)	(13.2)%	(46,879)	(35.8)%
Total assets	1,716,444	1,689,668	1.6%	1,834,457	(6.4)%
Average earning assets, quarter-to-date	1,564,913	1,575,193	(0.7)%	1,869,896	(16.3)%
Total deposits	1,338,928	1,313,786	1.9%	1,438,320	(6.9)%
Book value per common share	1.64	1.62	1.2%	1.71	(4.1)%
Tangible book value per common share	1.56	1.53	2.0%	1.47	6.1%
Equity ratio — GAAP	10.15%	10.12%	0.3%	8.72%	16.4%
Tangible common equity ratio	9.67%	9.59%	0.8%	4.36%	121.8%
Total risk-based capital ratio	16.18%	16.33%	(0.9)%	15.82%	2.7%

Net Interest Income and Margin

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
	(Dollars in thousands)

Net interest income	$15,300	$15,325	$14,710
Interest rate spread	3.62%	3.54%	3.05%
Net interest margin	3.93%	3.86%	3.42%
Net interest margin, fully tax equivalent	4.03%	3.95%	3.49%
Average cost of deposits, including noninterest bearing deposits	0.24%	0.26%	0.73%

Net interest income for the first quarter 2012 remained consistent with fourth quarter 2011 at $15.3 million and increased slightly as compared to first quarter 2011 of $14.7 million. The Company’s net interest margin of 3.93% for the first quarter 2012 reflected an increase of seven basis points over the fourth quarter 2011 and an increase of 51 basis points from the first quarter 2011.

In the first quarter 2012, both interest income and interest expense declined by $0.1 million on a linked quarter basis, resulting in a relatively consistent level of net interest income. The decline in interest income was due to a slight decline in loan fee income, while the decrease in interest expense was primarily due to a $17.2 million decline in average time deposits, mostly higher-cost, brokered time deposits. At March 31, 2012, our brokered deposit balances were $0.1 million.

Net interest income increased $0.6 million in first quarter 2012, as compared to the same quarter in 2011, due to declines in interest income and interest expense of $1.6 million and $2.2 million, respectively. The decline in interest income was primarily due to an unfavorable volume variance of $1.4 million and an unfavorable rate variance of $0.2 million. The unfavorable volume variance is due to a decrease in average earning assets of $177.4 million. This decline was primarily due to a $92.9 million decrease in securities and overnight funds and an $84.5 million decrease in average loans. The decline in interest expense was due to favorable volume and rate variances of $1.2 million and $1.0 million, respectively. The favorable volume variance was primarily related to a decline in average time deposits of $250.3 million and a decline in average Federal Home Loan Bank (“FHLB”) borrowings of $53.0 million.

Noninterest Income

The following table presents noninterest income as of the dates indicated:

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Noninterest income:
Customer service and other fees	$2,271	$2,320	$2,314
Gain on sale of securities	622	283	714
Other	206	197	252
Total noninterest income	$3,099	$2,800	$3,280

Noninterest income of $3.1 million in the first quarter 2012 reflects an increase of $0.3 million as compared to the fourth quarter 2011 due mostly to the increase in net gains on sales of securities recognized in the first quarter 2012.

As compared to the first quarter 2011, noninterest income declined $0.2 million in the first quarter 2012 primarily due to a net decrease in the gain on sales of securities. The gain on sale of securities in the first quarter 2011 was due to the sale of certain securities to reduce duration within the investment portfolio.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated:

	Quarter Ended
	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Noninterest expense:
Salaries and employee benefits	$6,857	$6,716	$6,615
Occupancy expense	2,019	1,967	1,883
Furniture and equipment	821	846	894
Amortization of intangible assets	762	1,017	1,028
Other real estate owned	352	240	763
Insurance and assessment	808	845	1,225
Professional fees	628	690	908
Other general and administrative	2,235	2,528	2,160
Total noninterest expense	$14,482	$14,849	$15,476

Noninterest expense decreased $0.4 million in the first quarter 2012 to $14.5 million on a linked quarter basis. The decline is primarily due to decreases in intangible amortization expense and loan-related legal expenses of $0.3 million and $0.2 million, respectively. These decreases are partially offset by increases in salaries and benefits and net other real estate owned expense of $0.1 million each. The decrease in intangible amortization expense is due to the accelerated method of amortization adopted by the Company at the time of the related acquisitions. Loan-related legal expenses declined due to reduced levels of loans in the workout phase. Salary and benefit expense increased due to annual payroll tax cycle increases and net other real estate owned expense increased due to adjustments to annual property tax accruals.

Noninterest expense decreased $1.0 million in the first quarter 2012 as compared to the first quarter 2011. Reductions in noninterest expense include: net other real estate owned expense of $0.4 million primarily due to lower levels of net write-downs, FDIC assessments of $0.3 million due to changes in the assessment rules effective April 1, 2011, intangible amortization of $0.3 million due to the accelerated amortization method discussed above, and professional fees of $0.3 million due to expenses associated with an executive management search in 2011. These reductions in expenses were partially offset by an increase in salary and benefit expense of $0.2 million due to an increase in bonus and incentive accruals.

Balance Sheet

	March 31, 2012	December 31, 2011	% Change	March 31, 2011	% Change
	(Dollars in thousands)

Total assets	$1,716,444	$1,689,668	1.6%	$1,834,457	(6.4)%
Average assets, quarter-to-date	1,668,534	1,682,168	(0.8)%	1,869,896	(10.8)%
Total loans, net of unearned discount	1,109,897	1,098,140	1.1%	1,126,083	(1.4)%
Total deposits	1,338,928	1,313,786	1.9%	1,438,320	(6.9)%

Equity ratio — GAAP	10.15%	10.12%	0.3%	8.72%	16.4%
Tangible common equity ratio	9.67%	9.59%	0.8%	4.36%	121.8%

At March 31, 2012, the Company had total assets of $1.7 billion, which represented a $26.8 million increase as compared to December 31, 2011 and a $118.0 million decline as compared to March 31,

2011. The increase in assets from December 31, 2011 consists primarily of an $11.8 million increase in loans, net of unearned discount, and a $15.2 million increase in securities. As compared to March 31, 2011, the decline in total assets is primarily due to declines in cash and due from banks of $79.5 million, primarily overnight funding, a decline in loans, net of unearned discount, of $16.2 million, a decline in loans held for sale of $14.2 million and a decline in securities of $7.8 million.

The $11.8 million growth in total loans, net of unearned discount in the first quarter 2012 as compared to December 31, 2011 was primarily related to increases in residential and commercial real estate loans of $25.3 million, partially offset by a decline in commercial loans of $14.5 million. At March 31, 2012, our residential and commercial real estate portfolio included 32.0% owner occupied properties and 6.3% multi-family properties. We have capacity to extend additional credit on residential and commercial real estate loans as evidenced by our regulatory concentration ratios discussed below.

Since March 31, 2011, the ratio of construction, land and land development loans to capital fell by 24 percentage points to 53% at March 31, 2012. During the same period, the ratio of commercial real estate loans to capital rose slightly by four percentage points to 265%. These concentration ratios remain below the regulatory commercial real estate concentration guidelines of 100% for land and construction loans and 300% for all investor real estate loans.

The following table sets forth the amounts of our loans outstanding (excluding loans held for sale) at the dates indicated:

	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Loans on real estate:
Residential and Commercial	$756,409	$731,107	$659,018
Construction	47,468	44,087	50,539
Equity lines of credit	44,745	44,601	49,399
Commercial loans	208,995	223,479	305,627
Agricultural loans	10,417	11,527	12,582
Lease financing	2,269	2,269	3,143
Installment loans to individuals	20,461	22,937	26,942
Overdrafts	179	254	835
SBA and other	20,751	19,706	19,543
	1,111,694	1,099,967	1,127,628
Unearned discount	(1,797)	(1,827)	(1,545)
Loans, net of unearned discount	$1,109,897	$1,098,140	$1,126,083

The following table sets forth the amounts of our deposits outstanding at the dates indicated:

	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Noninterest-bearing deposits	$468,133	$450,451	$419,335
Interest-bearing demand and NOW	285,749	289,987	184,305
Money market	298,504	277,997	357,922
Savings	97,033	91,260	84,501
Time	189,509	204,091	392,257
Total deposits	$1,338,928	$1,313,786	$1,438,320

At March 31, 2012, noninterest-bearing deposits as a percentage of total deposits increased to 35.0% as compared to 34.3% at December 31, 2011 and 29.2% at March 31, 2011.

Non-maturing deposits increased $39.7 million in the first quarter 2012 as compared to the fourth quarter 2011 and $103.4 million as compared to first quarter 2011. Time deposits decreased $14.6 million in the first quarter 2012 as compared to fourth quarter 2011 and $202.7 million as compared to the first quarter 2011. Time deposits continue to decrease primarily as a result of management’s efforts to reduce the overall level of higher cost time deposits, particularly brokered and internet deposits. Total brokered deposits at March 31, 2012 were $0.1 million as compared to $10.2 million at December 31, 2011 and $133.3 million at March 31, 2011. Brokered deposits represented 0.1% of total time deposits at March 31, 2012 as compared to 5.0% at December 31, 2011 and 37.1% at March 31, 2011. In addition, internet deposits at March 31, 2012 were $0.2 million as compared to $0.3 million at December 31, 2011 and $19.7 million at March 31, 2011.

Borrowings were $110.2 million at March 31, 2012 and December 31, 2011 as compared to $163.2 million at March 31, 2011. The Company elected to payoff $51.0 million of FHLB term notes in September 2011. The weighted average rate of these advances was 3.5% with maturity dates that ranged from November 2011 to February 2014. The entire balance of borrowings at each balance sheet date consists of term notes with the FHLB.

Regulatory Capital Ratios

All of the Company’s and its subsidiary bank’s regulatory capital ratios are above the highest regulatory capital threshold of “well-capitalized” at March 31, 2012. The Company’s and its subsidiary bank’s actual capital ratios for March 31, 2012 and December 31, 2011 are presented in the table below:

	Ratio at March 31, 2012	Ratio at December 31, 2011	Minimum Capital Requirement	Minimum Requirement for “Well Capitalized” Institution

Total Risk-Based Capital Ratio:
Consolidated	16.18%	16.33%	8.00%	N/A
Guaranty Bank and Trust Company	15.53%	15.59%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio:
Consolidated	14.92%	15.06%	4.00%	N/A
Guaranty Bank and Trust Company	14.26%	14.32%	4.00%	6.00%
Leverage Ratio:
Consolidated	12.43%	12.12%	4.00%	N/A
Guaranty Bank and Trust Company	11.89%	11.53%	4.00%	5.00%

Generally, the allowance for loan losses is included in total capital for regulatory purposes; however, it is limited to 1.25% of total risk-weighted assets. At March 31, 2012, approximately $12.8 million of the subsidiary bank’s allowance for loan losses was disallowed from being included in total risk-based capital under the regulatory capital rules, or approximately 0.92% of our consolidated risk-weighted assets. No deferred tax assets were disallowed for purposes of computing consolidated Tier 1 capital other than the deferred tax valuation allowance in our financial statements.

Asset Quality

The following table presents select asset quality data (including loans held for sale) as of the dates indicated:

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(Dollars in thousands)

Nonaccrual loans and leases	$29,648	$26,801	$45,790	$56,342	$76,850
Other nonperforming loans	1,301	6	583	1,675	1,506

Total nonperforming loans (NPLs)	$30,949	$26,807	$46,373	$58,017	$78,356
Other real estate owned and foreclosed assets	28,072	29,027	22,008	28,362	33,611

Total nonperforming assets (NPAs)	$59,021	$55,834	$68,381	$86,379	$111,967

Accruing loans past due 90 days or more (1)	$1,301	$6	$583	$1,675	$1,506

Accruing loans past due 30-89 days (1)	$10,798	$10,805	$9,358	$4,750	$14,593

Allowance for loan losses	$30,075	$34,661	$35,852	$38,855	$46,879

Selected ratios:
NPLs to loans, net of unearned discount	2.79%	2.44%	4.21%	5.25%	7.06%
NPAs to total assets	3.44%	3.30%	4.04%	4.94%	6.10%
Allowance for loan losses to NPAs (2)	50.96%	62.08%	66.17%	53.83%	47.95%
Allowance for loan losses to NPLs (2)	97.17%	129.30%	111.43%	88.67%	73.07%
Allowance for loan losses to loans (2)	2.71%	3.16%	3.29%	3.56%	4.16%
Loans 30-89 days past due to loans, net of unearned discount	0.97%	0.98%	0.85%	0.43%	1.28%

(1)Past due loans include both loans that are past due with respect to payments and loans that are past due because the loan has matured, and are in the process of renewal, but continue to be current with respect to payments.

(2) Excludes loans held for sale.

The following table summarizes our past due loans by class (including loans held for sale) as of the dates indicated:

March 31, 2012	30-89 Days Past Due	90 days +Past Due and Still Accruing	Non-Accrual Loans	Total Past Due	Total Loans

Commercial and Residential Real Estate	$8,699	$862	$14,790	$24,351	$756,476
Construction Loans	—	—	114	114	47,392
Commercial Loans	1,831	—	11,353	13,184	208,989
Consumer Loans	268	439	1,713	2,420	65,281
Other	—	—	1,678	1,678	31,759
Total	$10,798	$1,301	$29,648	$41,747	$1,109,897

December 31, 2011	30-89 Days Past Due	90 days +Past Due and Still Accruing	Non-Accrual Loans	Total Past Due	Total Loans
Commercial and Residential Real Estate	$4,551	$—	$17,152	$21,703	$740,110
Construction Loans	—	—	294	294	33,042
Commercial Loans	3,233	—	6,990	10,223	223,107
Consumer Loans	1,611	6	1,793	3,410	67,680
Other	1,410	—	572	1,982	34,201
Total	$10,805	$6	$26,801	$37,612	$1,098,140

During the first quarter 2012, nonaccrual loans increased $2.8 million primarily due to the addition of a single natural gas energy loan of $8.7 million, prior to partial charge-off. Management expects this loan to be mostly paid off by the end of second quarter 2012. At March 31, 2012, total classified loans, excluding non-accrual loans, declined $3.6 million and loans classified as special mention and watch declined $2.8 million on a linked quarter basis. Other real estate owned decreased by $1.0 million during the first quarter 2012 as compared to the fourth quarter 2011.

As of the date of this release, the $1.3 million in loans 90 days or more past due at March 31, 2012 have been renewed.

Net charge-offs in the first quarter 2012 were $5.6 million as compared to $2.2 million in the fourth quarter 2011 and $2.2 million in the first quarter 2011. The increase in net charge-offs is primarily the result of a single charge-off of $3.9 million related to the natural gas energy loan previously discussed.

The general component of the allowance for loan losses decreased from $31.2 million at December 31, 2011 to $27.5 million at March 31, 2012. The general component represented 2.5% of loans, net of unearned discount, at March 31, 2012 as compared to 2.8% of loans, net of unearned discount, at the end of the previous quarter. The coverage ratio, defined as allowance for loan losses divided by nonperforming loans, decreased from 129.3% at year end 2011, to 97.1% at March 31, 2012.

The Company recorded a provision for loan losses in the first quarter 2012 of $1.0 million, as compared to $1.0 million in the fourth quarter 2011 and $2.0 million in the first quarter 2011. The lower level of provision for loan loss over last year reflects the overall improvement in asset quality.

Shares Outstanding

As of March 31, 2012, the Company had 106,138,255 shares of common stock outstanding, consisting of 101,043,255 shares of voting common stock and 5,095,000 shares of non-voting common stock. At March 31, 2012, total common shares outstanding include 2,240,353 shares of unvested stock awards.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures related to tangible assets, including tangible book value and tangible equity ratio, all of which exclude intangible assets.

The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

The following non-GAAP schedules reconcile the book value per share to the tangible book value per share and the GAAP equity ratio to the tangible equity ratio as of the dates indicated:

	March 31, 2012	December 31, 2011	March 31, 2011
	(Dollars in thousands, except per share amounts)
Tangible Book Value per Common Share
Total stockholders’ equity	$174,273	$171,011	$159,920
Less: Preferred share liquidation preference	—	—	(67,504)
Stockholders’ equity attributable to common shares	174,273	171,011	92,416
Less: Intangible assets	(9,201)	(9,963)	(13,026)
Tangible common equity	$165,072	$161,048	$79,390
Number of common shares outstanding and to be issued	106,138,255	105,436,623	54,190,662

Book value per common share	$1.64	$1.62	$1.71
Tangible book value per common share	$1.56	$1.53	$1.47

	March 31, 2012	December 31, 2011	March 31, 2011
	(Dollars in thousands, except per share amounts)
Tangible Common Equity Ratio
Total stockholders’ equity	$174,273	$171,011	$159,920
Less: Intangible assets	(9,201)	(9,963)	(13,026)
Convertible Preferred Stock	—	—	(67,504)
Tangible common equity	$165,072	$161,048	$79,390

Total assets	$1,716,444	$1,689,668	$1,834,457
Less: Intangible assets	(9,201)	(9,963)	(13,026)
Tangible assets	$1,707,243	$1,679,705	$1,821,431

Equity ratio — GAAP (Total stockholders’ equity / total assets)	10.15%	10.12%	8.72%
Tangible common equity ratio (Tangible common equity / tangible assets)	9.67%	9.59%	4.36%

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The Bank provides banking and other financial services including commercial and industrial, real estate, construction, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank also provides private banking and trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; the effect of the regulatory written agreement the Company and its bank subsidiary have entered into and potential future supervisory action against the Company or its bank subsidiary; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in the deferred tax asset valuation allowance; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Assets
Cash and due from banks	$105,273	$109,225	$184,777

Securities available for sale, at fair value	363,931	353,152	381,310
Securities held to maturity	22,794	18,424	11,284
Bank stocks, at cost	14,632	14,565	16,532
Total investments	401,357	386,141	409,126

Loans, net of unearned discount	1,109,897	1,098,140	1,126,083
Less allowance for loan losses	(30,075)	(34,661)	(46,879)
Net loans	1,079,822	1,063,479	1,079,204

Loans held for sale	—	—	14,200
Premises and equipment, net	53,216	53,851	56,688
Other real estate owned and foreclosed assets, net	28,072	29,027	33,611
Other intangible assets, net	9,201	9,963	13,026
Other assets	39,503	37,982	43,825
Total assets	$1,716,444	$1,689,668	$1,834,457

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$468,133	$450,451	$419,335
Interest-bearing demand	584,253	567,984	542,227
Savings	97,033	91,260	84,501
Time	189,509	204,091	392,257
Total deposits	1,338,928	1,313,786	1,438,320
Securities sold under agreements to repurchase and federal funds purchased	18,990	16,617	18,303
Borrowings	110,174	110,177	163,215
Subordinated debentures	41,239	41,239	41,239
Securities purchased, not yet settled	18,285	20,800	—
Interest payable and other liabilities	14,555	16,038	13,460
Total liabilities	1,542,171	1,518,657	1,674,537

Stockholders’ equity:
Preferred stock and Additional paid-in capital — Preferred stock	—	—	66,297
Common stock and Additional paid-in capital — Common stock	704,853	704,698	619,706
Shares to be issued for deferred compensation obligations	—	—	237
Accumulated deficit	(430,099)	(433,016)	(420,534)
Accumulated other comprehensive income (loss)	1,879	1,683	(3,275)
Treasury Stock	(102,360)	(102,354)	(102,511)
Total stockholders’ equity	174,273	171,011	159,920
Total liabilities and stockholders’ equity	$1,716,444	$1,689,668	$1,834,457

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except share and per share data)
Interest income:
Loans, including fees	$14,482	$15,534
Investment securities:
Taxable	2,393	3,065
Tax-exempt	617	489
Dividends	158	166
Federal funds sold and other	42	89
Total interest income	17,692	19,343
Interest expense:
Deposits	777	2,629
Securities sold under agreement to repurchase and federal funds purchased	12	24
Borrowings	827	1,289
Subordinated debentures	776	691
Total interest expense	2,392	4,633
Net interest income	15,300	14,710
Provision for loan losses	1,000	2,000
Net interest income, after provision for loan losses	14,300	12,710
Noninterest income:
Customer service and other fees	2,271	2,314
Gain on sale of securities, net	622	714
Other	206	252
Total noninterest income	3,099	3,280
Noninterest expense:
Salaries and employee benefits	6,857	6,615
Occupancy expense	2,019	1,883
Furniture and equipment	821	894
Amortization of intangible assets	762	1,028
Other real estate owned, net	352	763
Insurance and assessments	808	1,225
Professional fees	628	908
Other general and administrative	2,235	2,160
Total noninterest expense	14,482	15,476
Income before income taxes	2,917	514
Income tax expense	—	—
Net Income	$2,917	$514

Net income applicable to common stockholders	$2,917	$(972)

Loss per common share–basic:	$0.03	$(0.02)
Loss per common share–diluted:	0.03	(0.02)

Weighted average common shares outstanding-basic	103,892,827	51,775,475
Weighted average common shares outstanding-diluted	104,097,706	51,775,475

GUARANTY BANCORP AND SUSIDIARIES

Unaudited Consolidated Average Balance Sheets

	QTD Average
	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Assets
Interest earning assets
Loans, net of unearned discount	$1,104,681	$1,085,975	$1,189,220
Securities	377,122	364,833	416,991
Other earning assets	83,110	124,385	136,063
Average earning assets	1,564,913	1,575,193	1,742,274
Other assets	103,621	106,975	127,622

Total average assets	$1,668,534	$1,682,168	$1,869,896

Liabilities and Stockholders’ Equity
Average liabilities:
Average deposits:
Noninterest-bearing deposits	$448,934	$459,031	$400,979
Interest-bearing deposits	864,294	869,758	1,067,156
Average deposits	1,313,228	1,328,789	1,468,135
Other interest-bearing liabilities	173,951	173,848	231,341
Other liabilities	8,279	9,691	9,384
Total average liabilities	1,495,458	1,512,328	1,708,860
Average stockholders’ equity	173,076	169,840	161,036

Total average liabilities and stockholders’ equity	$1,668,534	$1,682,168	$1,869,896

GUARANTY BANCORP

Unaudited Credit Quality Measures

(Includes loans held for sale, except where noted)

	Quarter Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
	(Dollars in thousands)
Nonaccrual loans and leases	$29,648	$26,801	$45,790	$56,342	$76,850
Other nonperforming loans	1,301	6	583	1,675	1,506
Total nonperforming loans	$30,949	$26,807	$46,373	$58,017	$78,356
Other real estate owned and foreclosed assets	28,072	29,027	22,008	28,362	33,611
Total nonperforming assets	$59,021	$55,834	$68,381	$86,379	$111,967

Total classified assets	$81,130	$83,317	$95,916	$126,098	$157,075

Nonperforming loans	$30,949	$26,807	$46,373	$58,017	$78,356
Allocated allowance for loan losses	(2,572)	(3,490)	(4,483)	(4,177)	(12,136)
Net investment in impaired loans	$28,377	$23,317	$41,890	$53,840	$66,220

Accruing loans past due 90 days or more	$1,301	$6	$583	$1,675	$1,506

Accruing loans past due 30-89 days	$10,798	$10,805	$9,358	$4,750	$14,593

Charged-off loans	$6,371	$2,603	$4,135	$9,997	$2,850
Recoveries	(785)	(412)	(132)	(973)	(660)
Net charge-offs	$5,586	$2,191	$4,003	$9,024	$2,190

Provision for loan losses	$1,000	$1,000	$1,000	$1,000	$2,000

Allowance for loan losses	$30,075	$34,661	$35,852	$38,855	$46,879

Allowance for loan losses to loans, net of unearned discount (1)	2.71%	3.16%	3.29%	3.56%	4.16%
Allowance for loan losses to nonaccrual loans (1)	101.44%	129.33%	113.49%	92.20%	74.83%
Allowance for loan losses to nonperforming assets (1)	50.96%	62.08%	66.17%	53.83%	47.95%
Allowance for loan losses to nonperforming loans (1)	97.17%	129.30%	111.43%	88.67%	73.07%
Nonperforming assets to loans, net of unearned discount, and other real estate owned	5.19%	4.95%	6.08%	7.62%	9.54%
Nonperforming assets to total assets	3.44%	3.30%	4.04%	4.94%	6.10%
Nonaccrual loans to loans, net of unearned discount	2.67%	2.44%	4.15%	5.10%	6.74%
Nonperforming loans to loans, net of unearned discount	2.79%	2.44%	4.21%	5.25%	7.06%
Annualized net charge-offs to average loans	2.03%	0.80%	1.44%	3.24%	0.75%

(1) Excludes loans held for sale